                                                                    Exhibit 23.3

              Consent of Independent Certified Public Accountants

     As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of such Registration Statement No. 333-52448.

/s/ ARTHUR ANDERSEN LLP

Tampa, Florida,
January 29, 2001